UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )
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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

■	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Moog Inc.
(Name of Registrant as Specified In Its Charter)

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS OF MOOG INC. TO BE HELD ON TUESDAY, FEBRUARY 8, 2022 – CHANGE TO VIRTUAL MEETING

This additional information relates to the 2022 Notice of Annual Meeting and Proxy Statement (the "Moog Inc. 2022 Proxy Statement") filed by Moog Inc. (“Moog”) with the Securities and Exchange Commission on December 23, 2021 and made available to shareholders of record at the close of business on December 10, 2021 in connection with the solicitation of proxies for Moog’s 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”). This supplement is being filed with the Securities and Exchange Commission as definitive additional material and is being made available to Moog’s shareholders on or about January 25, 2022. Moog’s 2022 Proxy Statement and 2021 Annual Report of Shareholders are available on Moog’s website at www.moog.com/proxy.

On January 25, 2022, Moog issued the following press release announcing a change of the format of its 2022 Annual Meeting in light of the current and ongoing public health impact of COVID-19. As previously announced, the 2022 Annual Meeting will be held on Tuesday, February 8, 2022 at 10:00 am ET. However, the format of the meeting has been changed to a virtual webcast-only meeting. Shareholders will not be able to attend Moog’s 2022 Annual Meeting in person. Upon admittance to the virtual meeting platform, shareholders will be able to vote their shares and submit questions. In advance of the meeting, shareholders may continue to vote their shares by submitting a proxy using one of the methods described in Moog’s 2022 Proxy Statement.

The notice of meeting, proxy card and voting instruction form included with the proxy materials previously distributed to shareholders of record as of December 10, 2021 in connection with Moog’s 2022 Annual Meeting will not be updated to reflect the change from an in-person meeting at a physical location to a meeting held solely by remote communication and may continue to be used for voting purposes at Moog’s 2022 Annual Meeting.

Except as specifically amended or supplemented by this additional information, the following press release does not revise or update any of the other information set forth in Moog’s 2022 Proxy Statement, which continues to apply and should be considered in voting your shares.

PLEASE READ THESE MATERIALS CAREFULLY IN CONJUNCTION WITH THE MOOG INC. 2022 PROXY STATEMENT AND OTHER PROXY MATERIALS

MOOG Moog Inc. ▪ East Aurora, New York ▪ 14052 ▪ 716-652-2000
Press Information

Release Date:	IMMEDIATE	Contact:	Ann Marie Luhr
	January 25, 2022		716-687-4225

MOOG INC. ANNUAL MEETING TO BE HELD VIRTUALLY

2022 Annual Meeting of Shareholders Changed to Virtual Webcast

East Aurora, NY – Moog Inc. (NYSE: MOG.A and MOG.B) announced today that its 2022 Annual Meeting of Shareholders (“2022 Annual Meeting”) has been changed to a virtual webcast due to the ongoing public health impact of COVID-19, and to support the health and well-being of our shareholders and other meeting participants. The 2022 Annual Meeting will still be held at 10:00 a.m. ET on Tuesday, February 8, 2022, but as a live virtual webcast only. As described in the Company’s proxy materials previously distributed for the 2022 Annual Meeting, shareholders at the close of business on the record date of December 10, 2021 are entitled to attend and participate in the 2022 Annual Meeting.

To attend, participate in, and/or vote during the virtual meeting, registered Class A shareholders may go to register.proxypush.com/moga and enter the control number found on the upper right-hand corner of their proxy card. Registered Class B shareholders may go to register.proxypush.com/mogb and enter the control number found on the upper right-hand corner of their proxy card. Beneficial shareholders should use the Class A or Class B registration link and enter the Class A or Class B meeting attendance number obtained from their bank, broker, or other nominee in advance of the meeting.

For additional information regarding how shareholders may attend, participate in, and/or vote at the virtual 2022 Annual Meeting, please refer to the Company’s additional proxy soliciting material filed with the Securities and Exchange Commission with a date of January 25, 2022.

About Moog Inc.
Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog’s high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industrial machinery, and marine and medical equipment. Additional information about the Company can be found at www.moog.com.